Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41079, 333-47112, 333-61360, 333-111146 and 333-104116) and on Form S-8 (Nos. 333-51800, 33-71262, 333-05133, 333-90331, 33-54860, 33-71598, 33-63665, 333-31471, 333-55801, 333-90329, 333-41150, 333-61113, 333-63045, 333-57263, 333-86659, 333-32906, 333-50108, 333-52362, 333-71848, 333-91342, 333-100584, 333-111838, 333-111395, 333-109845, 333-105057, 333-104114, 333-119831, 333-122631, 333-126927, 333-127994, 333-131058, 333-134151, 333-135085 and 333-137472) of EMC Corporation of our report dated March 2, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in segment operating performance measures discussed in Note Q, as to which the date is November 13, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 13, 2006